CAROLINA PINES RV RESORT- SOUTH CAROLINA

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

SECOND QUARTER 2020

SUN N FUN - FLORIDA

MOAB VALLEY - UTAH

LEMON WOOD - CALIFORNIA

NEWS RELEASE
July 22, 2020

Sun Communities, Inc. Reports 2020 Second Quarter Results

Southfield, Michigan, July 22, 2020 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its second quarter results for 2020.

Financial Results for the Quarter and Six Months Ended June 30, 2020

For the quarter ended June 30, 2020, total revenues decreased $9.2 million, or 2.9 percent, to $303.3 million compared to $312.4 million for the same period in 2019. Net income attributable to common stockholders was $58.9 million, or $0.61 per diluted common share, for the quarter ended June 30, 2020, as compared to net income attributable to common stockholders of $40.4 million, or $0.46 per diluted common share, for the same period in 2019.

For the six months ended June 30, 2020, total revenues increased $13.8 million, or 2.3 percent, to $613.6 million compared to $599.8 million for the same period in 2019. Net income attributable to common stockholders was $42.8 million, or $0.45 per diluted common share, for the six months ended June 30, 2020, as compared to net income attributable to common stockholders of $74.7 million, or $0.86 per diluted common share, for the same period in 2019.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations (“Core FFO”)(1) for the quarter ended June 30, 2020, was $1.12 per diluted share and OP unit (“Share”) as compared to $1.18 in the corresponding period in 2019.

•Same Community(2) Net Operating Income (“NOI”)(1) increased by 1.4 percent for the quarter ended June 30, 2020, as compared to the corresponding period in 2019, including the impact of $0.9 million of direct COVID-19 related expense.

•Revenue Producing Sites increased by 851 sites for the quarter ended June 30, 2020, bringing total portfolio occupancy to 97.3 percent.

•MH rent collections for the second quarter were approximately 97.0 percent, in line with the corresponding period in 2019. MH rent collections as of July 21st are approximately 96.0 percent.

•Annual RV rent collections for the second quarter were approximately 98.0 percent, in line with the corresponding period in 2019.

Gary Shiffman, Chief Executive Officer of Sun Communities stated, “We are pleased to report, despite the ongoing uncertainty, all of our communities and resorts are open. In the second quarter, our portfolio performed better than our expectations as expense containment efforts helped to mitigate the impact of the pandemic. Furthermore, we achieved total portfolio occupancy of 97.3 percent, adding 851 revenue producing sites during the second quarter, a 27.4 percent increase year over year. Portions of our portfolio were restricted from
i

opening early in the second quarter, but we are now seeing significant gains in demand for our RV resorts with forward reservations trending near or ahead of initial budget.”

Mr. Shiffman continued, “We remain focused on the health and safety of our residents, guests and team members as we navigate the COVID-19 virus. We are well positioned in the current environment and over the long term given our high-quality locations, affordable home price point and our alignment with the growing demand for the RV lifestyle.”

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total portfolio occupancy was 97.3 percent at June 30, 2020, compared to 96.6 percent at June 30, 2019. During the quarter ended June 30, 2020, revenue producing sites increased by 851 sites, as compared to 668 revenue producing sites gained during the second quarter of 2019, a 27.4 percent increase.

During the six months ended June 30, 2020, revenue producing sites increased by 1,151 sites, as compared to an increase of 1,239 revenue producing sites during the six months ended June 30, 2019.

Same Community(2) Results

For the 367 communities owned and operated by the Company since January 1, 2019, NOI(1) for the quarter ended June 30, 2020 increased 1.4 percent over the same period in 2019, resulting from a 1.8 percent decrease in revenues and an 8.0 percent decrease in operating expenses. Adjusted to remove the impact of $0.9 million of direct COVID-19 related expense, Same Community NOI(1) growth was 2.0 percent. Same Community occupancy(3) increased to 98.7 percent at June 30, 2020 from 96.8 percent at June 30, 2019.

For the six months ended June 30, 2020, NOI(1) increased 4.0 percent over the same period in 2019, as a result of a 1.6 percent increase in revenues and a 3.4 percent decrease in operating expenses. Adjusted to remove the impact of $0.9 million of direct COVID-19 related expense, Same Community NOI(1) growth was 4.4 percent.

Home Sales

During the quarter ended June 30, 2020, the Company sold 611 homes as compared to 927 homes sold during the same period in 2019. The Company sold 140 and 139 new homes for the quarters ended June 30, 2020 and 2019, respectively. Rental home sales, which are included in total home sales, were 122 and 332 for the quarters ended June 30, 2020 and 2019, respectively.

During the six months ended June 30, 2020, 1,374 homes were sold as compared to 1,725 for the same period in
2019. Rental home sales, which are included in total home sales, were 356 and 542 for the six months ended June 30, 2020 and 2019, respectively.

Rent Collections

For the second quarter of 2020, MH and annual RV rent collections approximated 97.0 percent and 98.0 percent, respectively, after adjusting for the impact of hardship deferrals and prepaid rent balances. These collection percentages are in line with the second quarter of 2019.

PORTFOLIO ACTIVITY

Acquisitions and Dispositions

During and subsequent to the quarter ended June 30, 2020, the Company acquired the following communities:

Community Name	Type	Sites	State	Total Purchase Price (in millions)	Month Acquired
Forest Springs (a)	MH	372	CA	$56.5	May
Crown Villa	RV	123	OR	$16.8	June
Flamingo Village	RV	421	FL	$34.0	July
(a) In conjunction with the acquisition, the Company issued Series F preferred Operating Partnership (“OP”) units and Common OP units. As of June 30, 2020, 90,000 Series F preferred OP units and 82,420 common OP units, specific to this acquisition, were outstanding.

Year to date, the Company has acquired five communities totaling 1,445 sites for a total purchase price of $132.3 million.

Subsequent to the quarter ended June 30, 2020, the Company sold a MH community located in Great Falls, Montana, containing 226 sites, for $13.0 million. The assets and liabilities associated with the transaction were classified as held for sale on the Consolidated Balance Sheets as of June 30, 2020.

Construction Activity

During the quarter ended June 30, 2020, the Company completed the construction of nearly 180 expansion sites in five communities and nearly 320 sites in three ground-up developments and one redevelopment community.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter, the Company repaid four term loans totaling $52.7 million collateralized by six properties. These loans had a weighted average interest rate of 5.98 percent and were set to mature in 2021.

As of June 30, 2020, the Company had $3.4 billion of debt outstanding. The weighted average interest rate was 3.86 percent and the weighted average maturity was 11.6 years. The Company had $373.5 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve-month Recurring EBITDA(1) ratio was 4.8 times.

Equity Transactions

During the quarter ended June 30, 2020, the Company closed an underwritten registered public offering of 4,968,000 shares of common stock. Proceeds from the offering were $633.1 million after deducting expenses related to the offering. The Company used a portion of the net proceeds of the offering to repay borrowings outstanding under its senior credit facility. The Company intends to use the proceeds of this offering to fund acquisitions, working capital needs and for general corporate purposes.

COVID-19 FINANCIAL IMPACT

Given the uncertainty surrounding the impact from the COVID-19 pandemic on its operations, the Company has withdrawn full year 2020 operational and financial guidance previously provided on February 19, 2020.

For the second quarter of 2020, the Company had a net reduction of $10.8 million from its original budget as compared to its estimated net reduction of $15.0 million to $18.0 million.

The Company’s third quarter is typically the largest contributor to earnings due to seasonality. The Company’s original budget for the third quarter of 2020 was approximately 31.0 percent of FFO(1) for the year. The Company has estimated a net reduction of $12.0 million to $15.0 million from its original budget for the third quarter of 2020. This range includes an expected $9.5 million of impact to income from real property across manufactured housing, annual RV and transient RV, and a reduction of $2.5 million and $2.0 million in net contribution from ancillary services and home sales, respectively.

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter operating results will be held on Thursday, July 23, 2020 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through August 6, 2020 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13704750. The conference call will be available live on Sun Communities’ website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of June 30, 2020, owned, operated, or had an interest in a portfolio of 426 communities comprising nearly 143,000 developed sites in 33 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the effects of the COVID-19 pandemic and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; national, regional and local economic climates; the ability to maintain rental rates and occupancy levels; competitive market forces; the performance of recent acquisitions; the ability to integrate future acquisitions smoothly and efficiently; changes in market rates of interest; changes in foreign currency exchange rates; the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.
v

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

2nd Quarter 2020 Supplemental Information  1    Sun Communities, Inc.

Portfolio Overview
(As of June 30, 2020)

4,987
1,200
226
475
588
28,473
2,314
1,911
2,237
926
2,005
413
324
750
1,534
3,161
8,342
3,015
2,150
3,621
2,925
1,709
1,852
976
1,383
5,660
700
971
2,287
9,231
142
1,355
201
44,788
Number of Sites: **142,832**
Headquarters

2nd Quarter 2020 Supplemental Information  2    Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Financial Information
Total revenues	$303,266	$310,302	$301,819	$362,443	$312,445
Net income / (loss)	$63,355	$(15,478)	$30,685	$64,451	$45,116
Net Income / (loss) attributable to Sun Communities Inc. common stockholders	$58,910	$(16,086)	$28,547	$57,002	$40,385
Basic earnings / (loss) per share*	$0.61	$(0.17)	$0.31	$0.63	$0.46
Diluted earnings / (loss) per share*	$0.61	$(0.17)	$0.31	$0.63	$0.46

Cash distributions declared per common share*	$0.79	$0.79	$0.75	$0.75	$0.75

Recurring EBITDA (1)	$148,650	$156,552	$144,738	$179,953	$151,502
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4)	$118,092	$95,046	$105,533	$119,496	$108,112
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4)	$110,325	$117,267	$104,534	$137,369	$108,002
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4) per share - fully diluted*	$1.20	$0.98	$1.11	$1.27	$1.18
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (4) per share - fully diluted*	$1.12	$1.22	$1.10	$1.46	$1.18

Balance Sheet
Total assets	$8,348,659	$8,209,047	$7,802,060	$7,397,854	$7,222,084
Total debt	$3,390,771	$3,926,494	$3,434,402	$3,271,341	$3,107,775
Total liabilities	$3,845,308	$4,346,127	$3,848,104	$3,720,983	$3,542,188

	Quarter Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Operating Information*
Communities	426	424	422	389	382

Manufactured home sites	94,232	93,834	93,821	88,024	87,555
Annual RV sites	26,240	26,148	26,056	25,756	25,009
Transient RV sites	22,360	21,880	21,416	20,882	20,585
Total sites	142,832	141,862	141,293	134,662	133,149

MH occupancy	96.5%	95.8%	95.5%	95.7%	95.7%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	97.3%	96.7%	96.4%	96.7%	96.6%

New home sales	140	119	140	167	139
Pre-owned home sales	471	644	668	739	788
Total home sales	611	763	808	906	927

	Quarter Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Net Leased Sites (5)
MH net leased sites	759	287	437	296	410
RV net leased sites	92	13	232	470	258
Total net leased sites	851	300	669	766	668
2nd Quarter 2020 Supplemental Information  3    Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in thousands)

	(Unaudited)
	June 30, 2020	December 31, 2019
Assets
Land	$1,433,272	$1,414,279
Land improvements and buildings	6,826,741	6,595,272
Rental homes and improvements	652,177	627,175
Furniture, fixtures and equipment	312,139	282,874
Investment property	9,224,329	8,919,600
Accumulated depreciation	(1,826,810)	(1,686,980)
Investment property, net	7,397,519	7,232,620
Cash, cash equivalents and restricted cash	389,214	34,830
Marketable securities	100,564	94,727
Inventory of manufactured homes	58,744	62,061
Notes and other receivables, net	180,391	157,926
Other assets, net	222,227	219,896
Total Assets	$8,348,659	$7,802,060
Liabilities
Mortgage loans payable	$3,205,507	$3,180,592
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663
Lines of credit (6)	115,352	183,898
Distributions payable	79,549	71,704
Advanced reservation deposits and rent	169,931	133,420
Accrued expenses and accounts payable	124,324	127,289
Other liabilities	80,733	81,289
Total Liabilities	3,845,308	3,848,104
Commitments and contingencies
Series D preferred OP units	50,171	50,913
Series F preferred OP units	8,948	—
Equity Interests - NG Sun LLC and NG Sun Whitewater LLC	24,863	27,091
Stockholders' Equity
Common stock	983	932
Additional paid-in capital	5,847,598	5,213,264
Accumulated other comprehensive loss	(4,475)	(1,331)
Distributions in excess of accumulated earnings	(1,496,542)	(1,393,141)
Total Sun Communities, Inc. stockholders' equity	4,347,564	3,819,724
Noncontrolling interests
Common and preferred OP units	61,555	47,686
Consolidated variable interest entities	10,250	8,542
Total noncontrolling interests	71,805	56,228
Total Stockholders' Equity	4,419,369	3,875,952
Total Liabilities, Temporary Equity and Stockholders' Equity	$8,348,659	$7,802,060
2nd Quarter 2020 Supplemental Information  4    Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2020	June 30, 2019	Change	% Change	June 30, 2020	June 30, 2019	Change	% Change
Revenues
Income from real property (excluding transient revenue)	$210,445	$195,503	$14,942	7.6%	$422,975	$386,068	$36,907	9.6%
Transient revenue	21,039	28,141	(7,102)	(25.2)%	46,294	52,659	(6,365)	(12.1)%
Revenue from home sales	38,530	47,242	(8,712)	(18.4)%	79,117	86,860	(7,743)	(8.9)%
Rental home revenue	14,968	14,412	556	3.9%	30,440	28,383	2,057	7.2%
Ancillary revenue	12,375	19,720	(7,345)	(37.2)%	22,570	29,898	(7,328)	(24.5)%
Interest income	2,635	4,919	(2,284)	(46.4)%	4,985	9,719	(4,734)	(48.7)%
Brokerage commissions and other revenues, net	3,274	2,508	766	30.5%	7,187	6,188	999	16.1%
Total Revenues	303,266	312,445	(9,179)	(2.9)%	613,568	599,775	13,793	2.3%
Expenses
Property operating and maintenance	65,204	65,888	(684)	(1.0)%	129,261	123,797	5,464	4.4%
Real estate taxes	17,723	15,726	1,997	12.7%	34,899	31,056	3,843	12.4%
Cost of home sales	29,181	34,435	(5,254)	(15.3)%	59,213	63,712	(4,499)	(7.1)%
Rental home operating and maintenance	4,685	5,177	(492)	(9.5)%	10,179	10,009	170	1.7%
Ancillary expenses	8,226	12,480	(4,254)	(34.1)%	15,708	19,581	(3,873)	(19.8)%
Home selling expenses	2,864	3,626	(762)	(21.0)%	6,856	6,950	(94)	(1.4)%
General and administrative expenses	26,733	23,697	3,036	12.8%	52,250	45,584	6,666	14.6%
Catastrophic weather-related charges, net	(566)	179	(745)	N/M	40	961	(921)	(95.8)%
Depreciation and amortization	87,265	76,153	11,112	14.6%	170,954	152,709	18,245	11.9%
Loss on extinguishment of debt	1,930	70	1,860	N/M	5,209	723	4,486	N/M
Interest expense	31,428	33,661	(2,233)	(6.6)%	63,844	67,675	(3,831)	(5.7)%
Interest on mandatorily redeemable preferred OP units / equity	1,042	1,181	(139)	(11.8)%	2,083	2,275	(192)	(8.4)%
Total Expenses	275,715	272,273	3,442	1.3%	550,496	525,032	25,464	4.8%
Income Before Other Items	27,551	40,172	(12,621)	(31.4)%	63,072	74,743	(11,671)	(15.6)%
Gain / (loss) on remeasurement of marketable securities	24,519	3,620	20,899	N/M	(4,128)	3,887	(8,015)	N/M
Gain / (loss) on foreign currency translation	10,374	1,116	9,258	N/M	(7,105)	3,081	(10,186)	N/M
Other expense, net (7)	(552)	(95)	(457)	N/M	(854)	(162)	(692)	N/M
Gain / (loss) on remeasurement of notes receivable	246	—	246	N/A	(1,866)	—	(1,866)	N/A
Income from nonconsolidated affiliates	92	479	(387)	(80.8)%	144	867	(723)	(83.4)%
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	1,132	—	1,132	N/A	(1,059)	—	(1,059)	N/A
Current tax expense	(119)	(272)	153	(56.3)%	(569)	(486)	(83)	17.1%
Deferred tax benefit	112	96	16	16.7%	242	313	(71)	(22.7)%
Net Income	63,355	45,116	18,239	40.4%	47,877	82,243	(34,366)	(41.8)%
Less: Preferred return to preferred OP units / equity	1,584	1,718	(134)	(7.8)%	3,154	3,041	113	3.7%
Less: Income attributable to noncontrolling interests	2,861	2,585	276	10.7%	1,899	3,626	(1,727)	(47.6)%
Net Income Attributable to Sun Communities, Inc.	58,910	40,813	18,097	44.3%	42,824	75,576	(32,752)	(43.3)%
Less: Preferred stock distribution	—	428	(428)	(100.0)%	—	860	(860)	(100.0)%
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$58,910	$40,385	$18,525	45.9%	$42,824	$74,716	$(31,892)	(42.7)%

Weighted average common shares outstanding - basic	95,859	87,130	8,729	10.0%	94,134	86,325	7,809	9.0%
Weighted average common shares outstanding - diluted	96,165	87,564	8,601	9.8%	94,525	86,770	7,755	8.9%

Basic earnings per share	$0.61	$0.46	$0.15	32.6%	$0.45	$0.86	$(0.41)	(47.7)%
Diluted earnings per share	$0.61	$0.46	$0.15	32.6%	$0.45	$0.86	$(0.41)	(47.7)%
N/M = Percentage change is not meaningful
2nd Quarter 2020 Supplemental Information  5    Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of June 30, 2020

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	98,274	N/A	N/A	N/A	$3.16^

Convertible Securities
Series A-1 preferred OP units	300	2.4390	732	$100	6.0%
Series A-3 preferred OP units	40	1.8605	75	$100	4.5%
Series C preferred OP units	310	1.1100	345	$100	4.5%
Series D preferred OP units	489	0.8000	391	$100	3.8%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Series F preferred OP units	90	0.6250	56	$100	3.0%
Common OP units	2,477	1.0000	2,477	N/A	Mirrors common shares distributions
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of June 30, 2020

Equity	Shares	Share Price*	Total
Common shares	98,274	$135.68	$13,333,816
Common OP units	2,477	$135.68	336,079
Subtotal	100,751		$13,669,895

Series A-1 preferred OP units	732	$135.68	$99,318
Series A-3 preferred OP units	75	$135.68	10,176
Series C preferred OP units	345	$135.68	46,810
Series D preferred OP units	391	$135.68	53,051
Series E preferred OP units	62	$135.68	8,412
Series F preferred OP units	56	$135.68	7,598
Total diluted shares outstanding	102,412		$13,895,260

Debt
Mortgage loans payable			$3,205,507
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit (6)			115,352
Total debt			$3,390,771

Total Capitalization			$17,286,031
2nd Quarter 2020 Supplemental Information  6    Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

2nd Quarter 2020 Supplemental Information  7    Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net Income Attributable To Sun Communities, Inc. Common Stockholders	$58,910	$40,385	$42,824	$74,716
Adjustments
Depreciation and amortization	87,296	76,294	171,048	153,006
Depreciation on nonconsolidated affiliates	19	—	19	—
(Gain) / loss on remeasurement of marketable securities	(24,519)	(3,620)	4,128	(3,887)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(1,132)	—	1,059	—
(Gain) / loss on remeasurement of notes receivable	(246)	—	1,866	—
Income attributable to noncontrolling interests	1,942	2,158	1,646	2,881
Preferred return to preferred OP units	—	537	1,000	1,064
Preferred distribution to Series A-4 preferred stock	—	428	—	860
Gain on disposition of assets, net	(4,178)	(8,070)	(9,740)	(13,749)
FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4)	$118,092	$108,112	$213,850	$214,891
Adjustments
Other acquisition related costs (8)	504	366	889	526
Loss on extinguishment of debt	1,930	70	5,209	723
Catastrophic weather-related charges, net	(567)	194	39	976
Loss of earnings - catastrophic weather related (9)	—	377	300	377
(Gain) / loss on foreign currency translation	(10,374)	(1,116)	7,105	(3,081)
Other expense, net (7)	552	95	854	162
Other adjustments (a)	188	(96)	58	(313)
Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4)	$110,325	$108,002	$228,304	$214,261

Weighted average common shares outstanding - basic	95,859	87,130	94,134	86,325
Add
Common OP units	2,448	2,487	2,430	2,605
Common stock issuable upon conversion of stock options	1	1	1	1
Restricted stock	305	433	390	444
Common stock issuable upon conversion of Series A-3 preferred OP units	—	75	75	75
Common stock issuable upon conversion of Series A-1 preferred OP units	—	793	740	798
Common stock issuable upon conversion of Series A-4 preferred stock	—	467	—	467
Weighted Average Common Shares Outstanding - Fully Diluted	98,613	91,386	97,770	90,715

FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4) Per Share - Fully Diluted	$1.20	$1.18	$2.19	$2.37

Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities (1) (4) Per Share - Fully Diluted	$1.12	$1.18	$2.34	$2.36
(a) Adjustments include deferred compensation amortization upon retirement and deferred tax benefits.
2nd Quarter 2020 Supplemental Information  8    Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA (1)
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$58,910	$40,385	$42,824	$74,716
Adjustments
Depreciation and amortization	87,265	76,153	170,954	152,709
Loss on extinguishment of debt	1,930	70	5,209	723
Interest expense	31,428	33,661	63,844	67,675
Interest on mandatorily redeemable preferred OP units / equity	1,042	1,181	2,083	2,275
Current tax expense	119	272	569	486
Deferred tax benefit	(112)	(96)	(242)	(313)
Income from nonconsolidated affiliates	(92)	(479)	(144)	(867)
Less: Gain on dispositions of assets, net	(4,178)	(8,070)	(9,740)	(13,749)
EBITDAre (1)	$176,312	$143,077	$275,357	$283,655
Adjustments
Catastrophic weather related charges, net	(566)	179	40	961
(Gain) / loss on remeasurement of marketable securities	(24,519)	(3,620)	4,128	(3,887)
(Gain) / loss on foreign currency translation	(10,374)	(1,116)	7,105	(3,081)
Other expense, net (7)	552	95	854	162
(Gain) / loss on remeasurement of notes receivable	(246)	—	1,866	—
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(1,132)	—	1,059	—
Preferred return to preferred OP units / equity	1,584	1,718	3,154	3,041
Income attributable to noncontrolling interests	2,861	2,585	1,899	3,626
Preferred stock distribution	—	428	—	860
Plus: Gain on dispositions of assets, net	4,178	8,070	9,740	13,749
Recurring EBITDA (1)	$148,650	$151,416	$305,202	$299,086

2nd Quarter 2020 Supplemental Information  9    Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI (1)
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$58,910	$40,385	$42,824	$74,716
Interest income	(2,635)	(4,919)	(4,985)	(9,719)
Brokerage commissions and other revenues, net	(3,274)	(2,508)	(7,187)	(6,188)
Home selling expenses	2,864	3,626	6,856	6,950
General and administrative expenses	26,733	23,697	52,250	45,584
Catastrophic weather-related charges, net	(566)	179	40	961
Depreciation and amortization	87,265	76,153	170,954	152,709
Loss on extinguishment of debt	1,930	70	5,209	723
Interest expense	31,428	33,661	63,844	67,675
Interest on mandatorily redeemable preferred OP units / equity	1,042	1,181	2,083	2,275
Gain / (loss) on remeasurement of marketable securities	(24,519)	(3,620)	4,128	(3,887)
(Gain) / loss on foreign currency translation	(10,374)	(1,116)	7,105	(3,081)
Other expense, net (7)	552	95	854	162
(Gain) / loss on remeasurement of notes receivable	(246)	—	1,866	—
Income from nonconsolidated affiliates	(92)	(479)	(144)	(867)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(1,132)	—	1,059	—
Current tax expense	119	272	569	486
Deferred tax benefit	(112)	(96)	(242)	(313)
Preferred return to preferred OP units / equity	1,584	1,718	3,154	3,041
Income attributable to noncontrolling interests	2,861	2,585	1,899	3,626
Preferred stock distribution	—	428	—	860
NOI (1) / Gross Profit	$172,338	$171,312	$352,136	$335,713

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Real Property NOI (1)	$148,557	$142,030	$305,109	$283,874
Home Sales NOI (1) / Gross Profit	9,349	12,807	19,904	23,148
Rental Program NOI (1)	28,874	26,413	56,859	52,430
Ancillary NOI (1) / Gross Profit	4,149	7,240	6,862	10,317
Site rent from Rental Program (included in Real Property NOI) (1) (10)	(18,591)	(17,178)	(36,598)	(34,056)
NOI (1) / Gross Profit	$172,338	$171,312	$352,136	$335,713

2nd Quarter 2020 Supplemental Information  10    Sun Communities, Inc.

Non-GAAP and Other Financial Measures

2nd Quarter 2020 Supplemental Information  11    Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Debt Outstanding
Mortgage loans payable	$3,205,507	$3,273,808	$3,180,592	$2,967,128	$2,863,485
Secured borrowings on collateralized receivables (11)	—	—	—	93,669	98,299
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Lines of credit (6)	115,352	582,774	183,898	140,632	76,079
Total debt	$3,390,771	$3,926,494	$3,434,402	$3,271,341	$3,107,775

% Fixed / Floating
Fixed	96.6%	85.2%	94.7%	95.7%	97.6%
Floating	3.4%	14.8%	5.3%	4.3%	2.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage loans payable	3.88%	3.91%	4.05%	4.13%	4.24%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	6.50%	6.50%	6.50%
Lines of credit (6)	2.03%	1.85%	2.71%	3.23%	3.34%
Average before secured borrowings (11)	3.86%	3.64%	4.03%	4.14%	4.27%
Secured borrowings on collateralized receivables (11)	—%	—%	—%	9.92%	9.93%
Total average	3.86%	3.64%	4.03%	4.30%	4.44%

Debt Ratios
Net Debt / Recurring EBITDA (1) (TTM)	4.8	5.6	5.5	5.3	5.2
Net Debt / Enterprise Value	17.8%	22.6%	19.0%	18.7%	20.2%
Net Debt / Gross Assets	29.7%	35.6%	36.0%	36.0%	35.1%

Coverage Ratios
Recurring EBITDA (1) (TTM) / Interest	4.5	4.5	4.4	4.4	4.2
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.4	4.3	4.2	4.2	4.0

Maturities / Principal Amortization Next Five Years	2020	2021	2022	2023	2024
Mortgage loans payable
Maturities	$—	$—	$82,155	$185,618	$315,330
Principal amortization	28,842	59,615	61,326	60,604	57,082
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	35,249	—	—
Preferred OP units - mandatorily redeemable	—	—	—	—	27,373
Lines of credit (6)	3,006	11,440	10,000	90,906	—
Total	$31,848	$71,055	$188,730	$337,128	$399,785

Weighted average rate of maturities	—%	—%	4.46%	4.08%	4.47%
2nd Quarter 2020 Supplemental Information  12    Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended				Six Months Ended
	June 30, 2020	June 30, 2019	Change	% Change	June 30, 2020	June 30, 2019	Change	% Change
Financial Information
Income from real property (12)	$204,478	$208,214	$(3,736)	(1.8)%	$419,150	$412,352	$6,798	1.6%

Property operating expenses
Payroll and benefits	17,981	21,232	(3,251)	(15.3)%	36,793	39,656	(2,863)	(7.2)%
Legal, taxes, and insurance	2,427	2,272	155	6.8%	5,315	4,611	704	15.3%
Utilities (12)	13,476	14,512	(1,036)	(7.1)%	28,586	30,232	(1,646)	(5.4)%
Supplies and repair (13)	8,188	9,325	(1,137)	(12.2)%	14,317	15,627	(1,310)	(8.4)%
Other (a)	6,276	7,262	(986)	(13.6)%	11,843	12,667	(824)	(6.5)%
Real estate taxes	16,076	15,436	640	4.1%	32,040	30,596	1,444	4.7%
Property operating expenses	64,424	70,039	(5,615)	(8.0)%	128,894	133,389	(4,495)	(3.4)%
Real Property NOI (1)	$140,054	$138,175	$1,879	1.4%	$290,256	$278,963	$11,293	4.0%
(a) Includes COVID-19 personal protective equipment expense of $910.

	As of
	June 30, 2020	June 30, 2019	Change	% Change
Other Information
Number of properties	367	367	-

MH occupancy (3)	96.9%
RV occupancy (3)	100.0%
MH & RV blended occupancy (3)	97.6%

Adjusted MH occupancy (3)	98.4%
Adjusted RV occupancy (3)	100.0%
Adjusted MH & RV blended occupancy (3)	98.7%	96.8%	1.9%

Monthly base rent per site - MH	$593	$570	$23	3.9% (15)
Monthly base rent per site - RV (14)	$499	$472	$27	5.8% (15)
Monthly base rent per site - Total (14)	$571	$547	$24	4.3% (15)

2nd Quarter 2020 Supplemental Information  13    Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Six Months Ended
	June 30, 2020	June 30, 2019	Change	% Change	June 30, 2020	June 30, 2019	Change	% Change
Financial Information
New homes
New home sales	$19,206	$16,704	$2,502	15.0%	$34,802	$32,085	$2,717	8.5%
New home cost of sales	15,707	14,833	874	5.9%	28,317	27,979	338	1.2%
NOI (1) / Gross Profit – new homes	3,499	1,871	1,628	87.0%	6,485	4,106	2,379	57.9%
Gross margin % – new homes	18.2%	11.2%	7.0%		18.6%	12.8%	5.8%
Average selling price – new homes*	$137,186	$120,173	$17,013	14.2%	$134,371	$121,534	$12,837	10.6%

Pre-owned homes
Pre-owned home sales	$19,324	$30,538	$(11,214)	(36.7)%	$44,315	$54,775	$(10,460)	(19.1)%
Pre-owned home cost of sales	13,474	19,602	(6,128)	(31.3)%	30,896	35,733	(4,837)	(13.5)%
NOI (1) / Gross Profit – pre-owned homes	5,850	10,936	(5,086)	(46.5)%	13,419	19,042	(5,623)	(29.5)%
Gross margin % – pre-owned homes	30.3%	35.8%	(5.5)%		30.3%	34.8%	(4.5)%
Average selling price – pre-owned homes*	$41,028	$38,754	$2,274	5.9%	$39,744	$37,491	$2,253	6.0%

Total home sales
Revenue from home sales	$38,530	$47,242	$(8,712)	(18.4)%	$79,117	$86,860	$(7,743)	(8.9)%
Cost of home sales	29,181	34,435	(5,254)	(15.3)%	59,213	63,712	(4,499)	(7.1)%
NOI (1) / Gross Profit – home sales	$9,349	$12,807	$(3,458)	(27.0)%	$19,904	$23,148	$(3,244)	(14.0)%

Statistical Information
New home sales volume*	140	139	1	0.7%	259	264	(5)	(1.9)%
Pre-owned home sales volume*	471	788	(317)	(40.2)%	1,115	1,461	(346)	(23.7)%
Total home sales volume *	611	927	(316)	(34.1)%	1,374	1,725	(351)	(20.3)%

2nd Quarter 2020 Supplemental Information  14    Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Six Months Ended
	June 30, 2020	June 30, 2019	Change	% Change	June 30, 2020	June 30, 2019	Change	% Change
Financial Information
Revenues
Rental home revenue	$14,968	$14,412	$556	3.9%	$30,440	$28,383	$2,057	7.2%
Site rent from Rental Program (1) (10)	18,591	17,178	1,413	8.2%	36,598	34,056	2,542	7.5%
Rental Program revenue	33,559	31,590	1,969	6.2%	67,038	62,439	4,599	7.4%

Expenses
Repairs and refurbishment	2,256	2,889	(633)	(21.9)%	5,209	5,237	(28)	(0.5)%
Taxes and insurance	2,006	1,827	179	9.8%	4,019	3,691	328	8.9%
Other	423	461	(38)	(8.2)%	951	1,081	(130)	(12.0)%
Rental Program operating and maintenance	4,685	5,177	(492)	(9.5)%	10,179	10,009	170	1.7%
Rental Program NOI (1)	$28,874	$26,413	$2,461	9.3%	$56,859	$52,430	$4,429	8.4%

Other Information
Number of sold rental homes*	122	332	(210)	(63.3)%	356	542	(186)	(34.3)%
Number of occupied rentals, end of period*					11,785	11,230	555	4.9%
Investment in occupied rental homes, end of period					$621,327	$561,219	$60,108	10.7%
Weighted average monthly rental rate, end of period*					$1,018	$975	$43	4.4%

2nd Quarter 2020 Supplemental Information  15    Sun Communities, Inc.

Acquisitions and Other Summary (16)
(amounts in thousands except for statistical data)

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Financial Information
Revenues
Income from real property	$17,649	$31,797

Property and operating expenses
Payroll and benefits	2,742	5,260
Legal, taxes & insurance	232	524
Utilities	1,700	3,399
Supplies and repairs	1,386	2,287
Other	1,439	2,615
Real estate taxes	1,647	2,859
Property operating expenses	9,146	16,944
Net operating income (NOI) (1)	$8,503	$14,853

Other Information		June 30, 2020
Number of properties		59
Occupied sites		8,198
Developed sites		8,820
Occupancy %		92.9%
Transient sites		3,620

2nd Quarter 2020 Supplemental Information  16    Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
FLORIDA
Communities	125	125	125	125	125
Developed sites (17)	39,241	39,380	39,230	39,067	38,879
Occupied (17)	38,453	38,526	38,346	38,155	37,944
Occupancy % (17)	98.0%	97.8%	97.7%	97.7%	97.6%
Sites for development	1,427	1,527	1,527	1,633	1,638
MICHIGAN
Communities	72	72	72	72	72
Developed sites (17)	27,901	27,883	27,905	27,906	27,891
Occupied (17)	27,191	26,863	26,785	26,677	26,591
Occupancy % (17)	97.5%	96.3%	96.0%	95.6%	95.3%
Sites for development	1,182	1,115	1,115	1,115	1,115
TEXAS
Communities	23	23	23	23	23
Developed sites (17)	7,641	7,627	7,615	7,098	6,997
Occupied (17)	7,289	7,076	7,006	6,834	6,683
Occupancy % (17)	95.4%	92.8%	92.0%	96.3%	95.5%
Sites for development	565	555	555	1,086	1,100
CALIFORNIA
Communities	32	31	31	31	31
Developed sites (17)	6,364	5,986	5,981	5,963	5,946
Occupied (17)	6,272	5,948	5,941	5,917	5,896
Occupancy % (17)	98.6%	99.4%	99.3%	99.2%	99.2%
Sites for development	264	302	302	302	56
ARIZONA
Communities	13	13	13	13	13
Developed sites (17)	4,259	4,268	4,263	4,239	4,235
Occupied (17)	3,932	3,923	3,892	3,852	3,842
Occupancy % (17)	92.3%	91.9%	91.3%	90.9%	90.7%
Sites for development	—	—	—	—	—
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (17)	3,980	3,977	4,031	4,022	3,929
Occupied (17)	3,980	3,977	4,031	4,022	3,929
Occupancy % (17)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,593	1,608	1,611	1,675	1,675
INDIANA
Communities	11	11	11	11	11
Developed sites (17)	3,087	3,087	3,087	3,089	3,089
Occupied (17)	2,961	2,914	2,900	2,870	2,849
Occupancy % (17)	95.9%	94.4%	93.9%	92.9%	92.2%
Sites for development	277	277	277	277	277
OHIO
Communities	9	9	9	9	9
Developed sites (17)	2,778	2,768	2,770	2,770	2,770
Occupied (17)	2,736	2,702	2,716	2,703	2,705
Occupancy % (17)	98.5%	97.6%	98.1%	97.6%	97.7%
Sites for development	22	59	59	59	59

2nd Quarter 2020 Supplemental Information  17    Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	6/30/2020		3/31/2020	12/31/2019	9/30/2019	6/30/2019
COLORADO
Communities	10		10	10	10	8
Developed sites (16)	2,441		2,423	2,423	2,423	2,335
Occupied (17)	2,327		2,318	2,322	2,325	2,323
Occupancy % (17)	95.3%		95.7%	95.8%	96.0%	99.5%
Sites for development	1,566		1,867	1,867	1,973	2,129
OTHER STATES
Communities	116		115	113	80	75
Developed sites (17)	22,780		22,583	22,572	17,203	16,493
Occupied (17)	22,024		21,749	21,678	16,657	16,026
Occupancy % (17)	96.7%		96.3%	96.0%	96.8%	97.2%
Sites for development	2,846		2,980	2,980	2,437	2,705
TOTAL - PORTFOLIO
Communities	426		424	422	389	382
Developed sites (17)	120,472		119,982	119,877	113,780	112,564
Occupied (17)	117,165		115,996	115,617	110,012	108,788
Occupancy % (17)	97.3%	(18)	96.7%	96.4%	96.7%	96.6%
Sites for development (19)	9,742		10,290	10,293	10,557	10,754
% Communities age restricted	34.0%		34.0%	34.1%	30.8%	31.4%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,547		5,311	5,465	5,506	5,693
California	1,978		1,947	1,952	1,970	1,985
Texas	1,590		1,612	1,623	1,642	1,693
Maryland	1,515		1,488	1,488	1,426	1,380
Arizona	1,401		1,392	1,397	1,421	1,424
Ontario, Canada	1,007		1,009	939	937	1,043
New York	911		916	923	924	935
New Jersey	857		875	864	868	875
Maine	837		828	811	821	848
Utah	750		750	753	560	562
Virginia	598		630	324	329	358
Colorado	574		291	291	185	111
Other states	4,795		4,831	4,586	4,293	3,678
Total transient RV sites	22,360		21,880	21,416	20,882	20,585
2nd Quarter 2020 Supplemental Information  18    Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average / Site*	Recurring Capital Expenditures (20)	Lot Modifications (21)	Acquisitions (22)	Expansion and Development (23)	Revenue Producing /Expense Reduction Projects (24)
YTD 2020	$77	$9,147	$14,177	$116,750	$127,126	$8,035
2019	$345	$30,382	$31,135	$930,668	$281,808	$9,638
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864
2nd Quarter 2020 Supplemental Information  19    Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites (5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,193	107	85	97	601
Michigan	284	406	17	525	66
Ontario, Canada	591	(51)	16	9	90
Texas	194	283	32	142	26
Arizona	48	40	22	13	62
Indiana	43	61	4	100	7
Ohio	72	20	—	42	5
California	61	13	12	7	33
Colorado	13	5	3	15	17
Other states	879	267	68	165	130
Six Months Ended June 30, 2020	3,378	1,151	259	1,115	1,037

Total For Year Ended	Resident Move-outs	Net Leased Sites (5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2019	4,139	2,674	571	2,868	2,231
2018	3,435	2,600	526	3,103	2,147

Percentage Trends	Resident Move-outs	Resident Re-sales
2020 (TTM)	3.1%	6.3%
2019	2.6%	6.6%
2018	2.4%	7.2%
2nd Quarter 2020 Supplemental Information  20    Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
2nd Quarter 2020 Supplemental Information  21    Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2020 actual exchange rates.
(3) The Same Community occupancy percentage is 96.9 percent for MH, 100.0 percent for RV, and 97.6 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 111,652 developed sites, of which 108,967 were occupied. The Same Community occupancy percentage for 2019 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites. The adjusted Same Community occupancy percentage for 2020 is derived from 110,362 developed sites, of which 108,967 were occupied. The number of developed sites excludes RV transient sites and approximately 1,300 recently completed but vacant MH expansion sites.
(4) The effect of certain anti-dilutive convertible securities is excluded from these items.
(5) Net leased sites do not include occupied sites acquired during that year.
(6) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(7) Other expense, net was as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Foreign currency remeasurement loss	$(195)	$(28)	$(415)	$(23)
Collateralized receivables derecognition gain	—	1	—	—
Contingent liability remeasurement loss	(84)	(42)	(166)	(97)
Long term lease termination expense	(273)	(26)	(273)	(42)
Other expense, net	$(552)	$(95)	$(854)	$(162)

(8) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(9) Core FFO(1) includes an adjustment of $0.3 million for the six months ended June 30, 2020 and $0.4 million for the three and six months ended June 30, 2019, respectively, for estimated loss of earnings in excess of the applicable business interruption deductible in relation to the Company’s Florida Keys communities that required redevelopment due to damages sustained from Hurricane Irma in September 2017. For the three months ended June 30, 2020, the adjustment of $0.3 million was offset by the reversal of the first quarter 2020 adjustment of $0.3 million for which payment was received and income recognized during the current quarter in accordance with GAAP.
(10) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. The site rent is reflected in Real Property Operations’ segment revenue. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(11) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount. In November 2019, the Company derecognized the transferred financial assets and secured borrowing as legal isolation criteria to be accounted for as a true sale were satisfied pursuant to the terms of the purchase agreement.
(12) Same Community results net $9.4 million and $8.5 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the three months ended June 30, 2020 and 2019, respectively. Same Community results net $18.3 million and $16.9 million of utility revenue against the related utility expense in property operating and maintenance expense for the six months ended June 30, 2020 and 2019, respectively.
2nd Quarter 2020 Supplemental Information  22    Sun Communities, Inc.

(13) Same Community supplies and repair expense excludes $0.3 million and $0.4 million for the three and six months ended June 30, 2019, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(14) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(15) Calculated using actual results without rounding.
(16) Acquisitions and other is comprised of 4 properties acquired and 3 properties that the Company has an interest in, but does not operate in 2020, forty-two properties acquired in 2019, one property being operated under a temporary use permit, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, five recently opened ground-up developments, one property undergoing redevelopment, and other miscellaneous transactions and activity.
(17) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(18) As of June 30, 2020, total portfolio MH occupancy was 96.5 percent inclusive of the impact of approximately 1,600 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(19) Total sites for development were comprised of approximately 78.2 percent for expansion, 18.0 percent for greenfield development and 3.8 percent for redevelopment.
(20) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(21) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(22) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the six months ended June 30, 2020 include $19.8 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2019 and 2018, these costs were $50.7 million and $94.6 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(23) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(24) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
2nd Quarter 2020 Supplemental Information  23    Sun Communities, Inc.